FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2016 Financial Results

HANOVER, Md. - June 2, 2016 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal second quarter ended April 30, 2016.

For the fiscal second quarter 2016, Ciena reported revenue of $640.7 million as compared to $621.6 million for the fiscal second quarter 2015.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal second quarter 2016 was $14.0 million, or $0.10 per diluted common share, which compares to a GAAP net income of $20.7 million, or $0.17 per diluted common share, for the fiscal second quarter 2015.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2016 was $52.4 million, or $0.34 per diluted common share, which compares to an adjusted (non-GAAP) net income of $47.3 million, or $0.35 per diluted common share, for the fiscal second quarter 2015.

"This quarter's strong financial performance is a result of the investments we've made to diversify our business, in particular the expansion of our packet business and our momentum in key geographies," said Gary B. Smith, president and CEO, Ciena. "As the industry shifts toward an on-demand networking model across an open ecosystem, we are confident in our ability to address those demands with a broader set of customers, applications and geographies to deliver sustainable long-term growth and increased profitability."

Fiscal Second Quarter 2016 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2016	FY 2016	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$640.7	$573.1	$621.6	11.8%	3.1%
Gross margin	44.2%	43.9%	43.8%	0.3%	0.4%
Operating expense	$254.9	$240.2	$230.0	6.1%	10.8%
Operating margin	4.4%	2.0%	6.8%	2.4%	(2.4)%

	Non-GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2016	FY 2016	FY 2015	Q-T-Q*	Y-T-Y*
Revenue	$640.7	$573.1	$621.6	11.8%	3.1%
Adj. gross margin	45.1%	44.7%	44.4%	0.4%	0.7%
Adj. operating expense	$222.6	$208.4	$207.9	6.8%	7.1%
Adj. operating margin	10.3%	8.3%	10.9%	2.0%	(0.6)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q2 FY 2016		Q1 FY 2016		Q2 FY 2015
	Revenue	%**	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$435.2	67.9	$389.2	67.9	$432.9	69.6
Packet Networking	68.5	10.7	48.2	8.4	53.3	8.6
Optical Transport	8.5	1.3	12.1	2.1	16.5	2.7
Total Networking Platforms	512.2	79.9	449.5	78.4	502.7	80.9

Software and Software-Related Services
Software Platforms	11.8	1.9	8.1	1.4	9.2	1.5
Software-Related Services	18.7	2.9	17.3	3.0	14.7	2.4
Total Software and Software-Related Services	30.5	4.8	25.4	4.4	23.9	3.9

Global Services
Maintenance Support and Training	57.1	8.9	56.1	9.8	53.1	8.5
Installation and Deployment	30.2	4.7	30.8	5.4	30.7	4.9
Consulting and Network Design	10.7	1.7	11.3	2.0	11.2	1.8
Total Global Services	98.0	15.3	98.2	17.2	95.0	15.2

Total	$640.7	100.0	$573.1	100.0	$621.6	100.0

Additional Performance Metrics for Fiscal Second Quarter 2016

	Revenue by Geographic Region
	Q2 FY 2016		Q1 FY 2016		Q2 FY 2015
	Revenue	% **	Revenue	% **	Revenue	% **
North America	$395.5	61.7	$392.7	68.5	$397.2	63.9
Europe, Middle East and Africa	96.2	15.0	80.7	14.1	102.2	16.4
Caribbean and Latin America	57.9	9.0	43.8	7.6	47.9	7.7
Asia Pacific	91.1	14.3	55.9	9.8	74.3	12.0
Total	$640.7	100.0	$573.1	100.0	$621.6	100.0
** Denotes % of total revenue

•	U.S. customers contributed 57.3% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 18% of total revenue

•	Cash and investments totaled $1,242.4 million

•	Cash flow from operations totaled $60.7 million

•	Average days' sales outstanding (DSOs) were 78

•	Accounts receivable balance was $555.1 million

•	Inventories totaled $190.9 million, including:

◦	Raw materials: $50.6 million

◦	Work in process: $12.9 million

◦	Finished goods: $120.4 million

◦	Deferred cost of sales: $70.4 million

◦	Reserve for excess and obsolescence: $(63.4) million

•	Product inventory turns were 6.1

•	Headcount totaled 5,418

Business Outlook for Fiscal Third Quarter 2016
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of each of the "Forward-Looking Statements" and "Non-GAAP Presentation of Quarterly Results" found in the Notes to Investors below.

Ciena expects fiscal third quarter 2016 financial performance to include:

•	Revenue in the range of $655 to $685 million

•	Adjusted (non-GAAP) gross margin in the mid-40s percentage range

•	Adjusted (non-GAAP) operating expense of approximately $225 million

Live Web Broadcast of Unaudited Fiscal Second Quarter 2016 Results
Ciena will host a discussion of its unaudited fiscal second quarter 2016 results with investors and financial analysts today, Thursday, June 2, 2016 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "This quarter's strong financial performance is a result of the investments we've made to diversify our business, in particular the expansion of our packet business and our momentum in key geographies."; "As the industry shifts toward an on-demand networking model across an open ecosystem, we are confident in our ability to address those demands with a broader set of customers, applications and geographies to deliver sustainable long-term growth and increased profitability."; "Ciena expects fiscal third quarter 2016 financial performance to include: Revenue in the range of $655 to $685 million; Adjusted (non-GAAP) gross margin in the mid-40s percentage range; Adjusted (non-GAAP) operating expense of approximately $225 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on March 9, 2016. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook for Fiscal Third Quarter 2016” above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty.  For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015
Revenue:
Products	$523,978	$511,880	$981,567	$934,195
Services	116,739	109,722	232,265	216,569
Total revenue	640,717	621,602	1,213,832	1,150,764
Cost of goods sold:
Products	291,778	286,898	552,260	523,446
Services	65,846	62,293	127,029	124,612
Total cost of goods sold	357,624	349,191	679,289	648,058
Gross profit	283,093	272,411	534,543	502,706
Operating expenses:
Research and development	114,603	105,202	222,649	205,963
Selling and marketing	86,668	82,471	169,146	159,183
General and administrative	35,203	30,302	66,345	59,855
Acquisition and integration costs	2,285	1,020	3,584	1,020
Amortization of intangible assets	15,566	11,019	32,428	22,038
Restructuring costs	535	(17)	919	8,068
Total operating expenses	254,860	229,997	495,071	456,127
Income from operations	28,233	42,414	39,472	46,579
Interest and other income (loss), net	967	(5,549)	(7,809)	(13,782)
Interest expense	(12,608)	(12,947)	(25,318)	(26,608)
Income before income taxes	16,592	23,918	6,345	6,189
Provision for income taxes	2,595	3,265	3,894	4,315
Net income	$13,997	$20,653	$2,451	$1,874

Net Income per Common Share
Basic net income per common share	$0.10	$0.18	$0.02	$0.02
Diluted net income per potential common share[1]	$0.10	$0.17	$0.02	$0.02

Weighted average basic common shares outstanding	137,950	113,555	137,313	110,578
Weighted average dilutive potential common shares outstanding[2]	138,889	128,017	138,693	111,762

1.
The calculation of GAAP diluted net income per common share for the second quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.

2.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units.

Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first six months of fiscal 2016 includes 1.4 million shares underlying certain stock options and restricted stock units.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2015 includes 1.4 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first six months of fiscal 2015 includes 1.2 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 30, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$922,033	$790,971
Short-term investments	195,179	135,107
Accounts receivable, net	555,056	550,792
Inventories	190,861	191,162
Prepaid expenses and other	214,920	196,178
Total current assets	2,078,049	1,864,210
Long-term investments	125,233	95,105
Equipment, building, furniture and fixtures, net	248,649	191,973
Goodwill	267,681	256,434
Other intangible assets, net	184,920	202,673
Other long-term assets	77,051	84,656
Total assets	$2,981,583	$2,695,051
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$225,237	$222,140
Accrued liabilities	283,096	316,283
Deferred revenue	116,799	126,111
Current portion of long-term debt	5,000	2,500
Total current liabilities	630,132	667,034
Long-term deferred revenue	70,233	62,962
Other long-term obligations	106,817	72,540
Long-term debt, net	1,505,389	1,271,639
Total liabilities	$2,312,571	$2,074,175
Commitments and contingencies
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 138,008,639 and 135,612,217 shares issued and outstanding	1,380	1,356
Additional paid-in capital	6,679,590	6,640,436
Accumulated other comprehensive loss	(15,619)	(22,126)
Accumulated deficit	(5,996,339)	(5,998,790)
Total stockholders’ equity	669,012	620,876
Total liabilities and stockholders’ equity	$2,981,583	$2,695,051

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended April 30,
	2016	2015
Cash flows provided by operating activities:
Net income	$2,451	$1,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	30,237	27,322
Share-based compensation costs	29,210	22,136
Amortization of intangible assets	40,488	26,439
Provision for inventory excess and obsolescence	20,104	10,834
Provision for warranty	9,563	7,658
Other	8,578	10,266
Changes in assets and liabilities:
Accounts receivable	(4,865)	(46,630)
Inventories	(19,022)	27,952
Prepaid expenses and other	(7,670)	(15,621)
Accounts payable, accruals and other obligations	(29,400)	(28,982)
Deferred revenue	(3,992)	16,694
Net cash provided by operating activities	75,682	59,942
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(53,050)	(21,899)
Restricted cash	—	(44)
Purchase of available for sale securities	(199,994)	(130,239)
Proceeds from maturities of available for sale securities	110,000	90,000
Settlement of foreign currency forward contracts, net	(4,834)	10,364
Acquisition of business, net of cash acquired	(32,000)	—
Purchase of cost method investment	—	(2,000)
Net cash used in investing activities	(179,878)	(53,818)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of term loan, net	248,750	—
Payment of long term debt	(15,264)	(8,190)
Payment for debt and equity issuance costs	(3,778)	(247)
Payment of capital lease obligations	(3,769)	(4,745)
Proceeds from issuance of common stock	9,968	9,980
Net cash provided by (used in) financing activities	235,907	(3,202)
Effect of exchange rate changes on cash and cash equivalents	(649)	(3,304)
Net increase (decrease) in cash and cash equivalents	131,062	(382)
Cash and cash equivalents at beginning of period	790,971	586,720
Cash and cash equivalents at end of period	$922,033	$586,338
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$19,620	$21,882
Cash paid during the period for income taxes, net	$6,991	$5,811
Non-cash investing activities
Purchase of equipment in accounts payable	$11,437	$11,733
Equipment acquired under capital lease	$3,012	$—
Building subject to capital lease	$8,993	$10,032
Construction in progress subject to build-to-suit lease	$21,606	$—
Non-cash financing activities
Conversion of 4.0% convertible senior notes, due March 15, 2015 into 8,898,387 shares of common stock	—	180,645

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended April 30,
	2016	2015
Gross Profit Reconciliation
GAAP gross profit	$283,093	$272,411
Share-based compensation-products	629	653
Share-based compensation-services	693	574
Amortization of intangible assets	4,315	2,201
Total adjustments related to gross profit	5,637	3,428
Adjusted (non-GAAP) gross profit	$288,730	$275,839
Adjusted (non-GAAP) gross profit percentage	45.1%	44.4%

Operating Expense Reconciliation
GAAP operating expense	$254,860	$229,997
Share-based compensation-research and development	3,791	2,534
Share-based compensation-sales and marketing	3,923	3,841
Share-based compensation-general and administrative	4,968	3,723
Share-based compensation-acquisition and integration	697	—
Acquisition and integration costs, excluding share-based compensation	1,588	1,020
Amortization of intangible assets	15,566	11,019
Restructuring costs	535	(17)
Settlement of patent litigation	1,200	—
Total adjustments related to operating expense	32,268	22,120
Adjusted (non-GAAP) operating expense	$222,592	$207,877

Income from Operations Reconciliation
GAAP income from operations	$28,233	$42,414
Total adjustments related to gross profit	5,637	3,428
Total adjustments related to operating expense	32,268	22,120
Adjusted (non-GAAP) income from operations	$66,138	$67,962
Adjusted (non-GAAP) operating margin percentage	10.3%	10.9%

Net Income Reconciliation
GAAP net income	$13,997	$20,653
Total adjustments related to gross profit	5,637	3,428
Total adjustments related to operating expense	32,268	22,120
Non-cash expense associated with the conversion of convertible notes	—	768
Non-cash interest expense	460	371
Adjusted (non-GAAP) net income	$52,362	$47,340

Weighted average basic common shares outstanding	137,950	113,555
Weighted average dilutive potential common shares outstanding [1]	178,026	158,917

Net Income per Common Share
GAAP diluted net income per common share	$0.10	$0.17
Adjusted (non-GAAP) diluted net income per common share [2]	$0.34	$0.35

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2016 includes 0.9 million shares underlying certain stock options and restricted stock units, 12.6 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2015 includes 1.4 million shares underlying certain stock options and restricted stock units, 4.3 million shares underlying Ciena's 4.0% convertible senior notes, due March 15, 2015 (which were paid at maturity during the second quarter of fiscal 2015), 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2016 requires adding back interest expense of approximately $1.3 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.9 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2015 requires adding back interest expense of approximately $1.1 million associated with Ciena's 4.0% convertible senior notes, due March 15, 2015 (which were paid at maturity during the second quarter of fiscal 2015), approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors and severance and other employee related costs, associated with our acquisition of Cyan, Inc. on August 3, 2015 and our acquisition of certain high-speed photonic component assets from TeraXion, Inc. on February 1, 2016. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of Patent Litigation - included in general and administrative expense is a $1.2 million patent litigation settlement during the second quarter of fiscal 2016.

•
Non-cash expense associated with the conversion of convertible notes - a non-cash expense related to certain private exchange offers conducted with several holders of Ciena's 4.0% senior convertible notes due March 15, 2015 prior to maturity of such notes.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.